Exhibit 99.1

Contact:

Gary S. Titus	Jane M. Green, Ph.D.

Chief Financial Officer	VP, Corporate Communications
510.731.5373	510.731.5335
titus@kosan.com	415.652.4819 (mobile)
green@kosan.com

FOR IMMEDIATE RELEASE

KOSAN ANNOUNCES FOURTH QUARTER AND FULL YEAR 2007

FINANCIAL RESULTS AND 2008 OUTLOOK

HAYWARD, CA – February 28, 2008 - Kosan Biosciences Incorporated (Nasdaq: KOSN) today reported financial results for the quarter and year ended December 31, 2007.

Net losses for the quarter and year ended December 31, 2007 were $9.5 million and $28.7 million, or $0.22 and $0.69 per share, compared to $4.6 million and $29.5 million, or $0.13 and $0.88 per share, in the same periods for the prior year.

Revenues were $5.6 million and $22.7 million for the quarter and year ended December 31, 2007, compared to $5.7 million and $13.5 million in the same periods in 2006. Revenues for the quarter were for development activities under the Roche-Kosan global development and commercialization agreement for epothilones and included $4.2 million in amortization of the up-front fee from Roche.

Total operating expenses were $16.0 million and $55.4 million, including non-cash stock-based compensation expense of $0.6 million and $3.2 million, for the quarter and year ended December 31, 2007, compared to $10.9 million and $45.0 million for the same periods last year. Research and development expenses were $13.9 million for the quarter ended December 31, 2007, compared to $8.8 million in the same period in 2006. The increase for the fourth quarter is primarily due to increased clinical costs in the Hsp90 inhibitor and epothilone programs, including costs associated with the initiation of the clinical trials in the TIME registration program in multiple myeloma and preparation for the KOS-1584 Phase 2 clinical program. General and administrative expenses were $2.1 million for the quarter ended December 31, 2007, compared to $2.1 million in the same period in 2006.

At December 31, 2007, cash, cash equivalents, restricted cash and marketable securities totaled $71.0 million, compared to $64.1 million at December 31, 2006. Cash used in operating activities was $34.7 million for the year ended December 31, 2007.

“Today, Kosan announced a reprioritization of its clinical development portfolio to focus resources on product candidates with the highest near-term therapeutic potential and commercial value for the company, said Helen S. Kim, Kosan’s President and Chief Business Officer. “Kosan’s top priorities in 2008 are the advancement of the tanespimycin TIME program in multiple myeloma and the tanespimycin metastatic breast cancer clinical program, and the development of epothilone KOS-1584, which is entering Phase 2 in non-small cell lung cancer. We believe that focusing our resources and efforts on these promising later-stage programs now will bring the most benefit to Kosan and its shareholders in the near-term and support our ability to utilize our resources most effectively and to invest in those high-value programs that will be the key value drivers of our company. We enter 2008 with renewed focus, resolve and confidence in our ability to successfully transform these product candidates into meaningful commercial opportunities for our company.”

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2008 Financial Outlook

Kosan’s outlook for 2008 excludes any potential collaborations, strategic alliances or financings Kosan may conclude this year. The Company anticipates that cash used in operating activities will be in the range of $40 million to $50 million.

Conference Call and Webcast Today

Simultaneous with this announcement of Kosan’s fourth quarter and full year 2007 financial results, Kosan also announced a reprioritization of its clinical portfolio. Kosan will hold a conference call and webcast today to discuss both of these announcements. Access information is as follows.

Kosan will hold a conference call to discuss the Company’s fourth quarter and full year 2007 financial results today at 1:30 p.m. Pacific / 4:30 p.m. Eastern. To access the live call, please dial 888.713.4213 (US) or 617.213.4865 (international), access code 10071927. Interested parties may listen to the webcast live at http://www.kosan.com by clicking on the “Webcasts” tab under the heading “Investors/Press.” The webcast is also being distributed over Thomson’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through Thomson’s individual investor center at http://www.earnings.com or by visiting any of the investor sites in Thomson’s Individual Investor Network. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents, at http://www.streetevents.com. A telephonic replay will be available through March 6, 2008 by dialing 888.286.8010, access code: 51294639. International callers can dial 617.801.6888, access code: 51294639

About Kosan

Kosan Biosciences is a biotechnology company advancing two new classes of anticancer agents through clinical development — Hsp90 (heat shock protein 90) inhibitors and epothilones. Hsp90 inhibitors have a novel mechanism of action targeting multiple pathways involved in cancer cell growth and survival. Tanespimycin (KOS-953) is being tested in combination with bortezomib (Velcade®) in patients with multiple myeloma in a clinical program called TIME. Tanespimycin is also being studied in HER2-positive metastatic breast cancer in combination with trastuzumab (Herceptin®). Epothilones inhibit cell division with a mechanism of action similar to taxanes, one of the most successful classes of anti-tumor agents. KOS-1584 is in Phase 1 clinical trials in patients with solid tumors. Kosan’s motilin agonist compound, KOS-2187, licensed to Pfizer, is in a Phase 1 trial in gastroesophageal reflux disease (GERD). For additional information on Kosan Biosciences, please visit the company’s website at http://www.kosan.com.

For additional information on Kosan Biosciences, please visit the company’s website at www.kosan.com.

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Such forward-looking statements include but are not limited to statements regarding the further development and potential safety, efficacy, regulatory status, commercial potential and other characteristics of Kosan’s product candidates; the continuation of current clinical trials; the initiation of additional clinical trials and the timing thereof and the use of Kosan’s financial resources. Words such as “will,” “expect,” “believe,” “may,” “intend,” “plan,” “potential” and similar expressions are intended to identify forward-looking statements. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon Kosan’s current expectations. Forward-looking statements involve risks and uncertainties. Kosan’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the uncertain progress and results of Kosan’s preclinical and clinical testing, including the risks that studies and trials may not demonstrate safety and efficacy sufficient to initiate clinical trials on the timing currently anticipated, or at all, continue clinical development, obtain the requisite regulatory approvals or result in a marketable product; the conduct of clinical trials; manufacturing; regulatory approval requirements and process; the effort and expense necessary for further development of Kosan’s product candidates, including the costs of bortezomib; intellectual property matters, including Kosan’s ability to obtain valid and enforceable patents covering its product candidates; Kosan’s dependence on its collaboration with Pfizer for development of its motilin agonist product candidate; Kosan’s need for additional financing and Kosan’s strategy to enter into partnering or licensing arrangements. These and other risk factors are discussed under

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“Risk Factors” in Kosan’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 and other periodic filings with the SEC. Kosan expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein.

Velcade® (bortezomib) is a registered trademark of Millennium Pharmaceuticals, Inc.

Herceptin® (trastuzumab) is a registered trademark of Genentech, Inc.

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Selected Financial Information

Condensed Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Total revenues	$5,636	$5,710	$22,707	$13,506
Operating expenses:
Research and development	13,902	8,817	47,283	37,179
General and administrative	2,108	2,090	8,162	7,823

Total operating expenses	16,010	10,907	55,445	45,002

Loss from operations	(10,374)	(5,197)	(32,738)	(31,496)
Other income, net	893	638	4,080	2,027

Net loss	$(9,481)	$(4,559)	$(28,658)	$(29,469)

Basic and diluted net loss per common share	$(0.22)	$(0.13)	$(0.69)	$(0.88)

Shares used in computing basic and diluted net loss per common share	42,588	35,244	41,685	33,394

Condensed Balance Sheets

(in thousands)

	December 31,
	2007	2006
	(unaudited)
Cash, cash equivalents, restricted cash and marketable securities	$70,957	$64,087
Total assets	$77,867	$71,187
Deferred revenue	$3,268	$19,591
Total liabilities	$18,307	$29,433
Total liabilities and stockholders’ equity	$77,867	$71,187
Shares issued and outstanding	42,592	35,390

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